ARTICLES OF INCORPORATION
                                OF
                     CT COMMUNICATIONS, INC.

     The undersigned person does hereby organize a business corporation under the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled "North Carolina Business Corporation Act" and the several amendments thereto, and to that end does hereby set forth:

     1.   The name of the Corporation is "CT Communications, Inc.".

     2. The aggregate number of shares which the Corporation shall have authority to issue is Eight Hundred Nineteen Thousand
(819,000) shares of capital stock which shall be classified and bear designations as follows:

          (a) One Hundred Thousand (100,000) shares of common stock designated as Voting Common Stock.

          (b) Seven Hundred Thousand (700,000) shares of common stock designated as Class B Nonvoting Common Stock. These shares shall be in all respects the same as the Voting Common Stock except that the share shall not be entitled to vote.

          (c) Two Thousand (2,000) shares of preferred stock designated as Four and One-half Percent Preferred Stock.

          (d) Seventeen Thousand (17,000) shares of preferred stock designated as Five Percent Preferred Stock.

     3. The holders of the Four and One-Half Percent Preferred Stock shall be entitled to receive, when and as declared from the surplus or net profits arising from the business of the Corporation, cumulative dividends at the rate of four and one-half percent (4-1/2%) per annum, and no more, payable either quarterly, semiannually or annually as determined by the Board of Directors, before any dividends shall be paid to the common stock, which shall be entitled to receive any and all sums which may be distributed as dividends in excess of the said dividends on the Four and One-half Percent Preferred Stock.

     Upon any distribution of capital assets, this Preferred Stock shall be entitled to receive the sum of one hundred dollars ($100) a share, together with a sum equivalent to all unpaid dividends (if any) accumulated thereon, before any distribution shall be made to the common stock, which shall be entitled to receive all the remainder of any capital assets so distributed.

     This Preferred Stock shall be subject to redemption, either in whole or in part, at the option of the Corporation upon any dividend date at one hundred dollars ($100) per share, plus any unpaid accumulated dividends to date of redemption, upon the vote of not less than a majority in interest of the outstanding Voting
Common Stock.   Notice of the intention of the Corporation to
redeem this Preferred Stock shall be mailed thirty days before the date of redemption to each holder of record of Four and One-half Percent Preferred Stock at his last known post office address, and dividends on such shares of stock as shall have been so called for redemption shall not accrue after the redemption date given in said notice.

     This Preferred Stock shall not have any voting rights.

     4. The holders of the Five Percent Preferred Stock shall be entitled to receive thereon from the surplus or net profits arising from the business of the Corporation a fixed cumulative dividend when and as declared by the Board of Directors of five percent (5%) per annum, and no more, payable semiannually on the
first day of January and July of each year.   Should the surplus
or net profits arising from the business of this Corporation prior to any dividend date be insufficient to pay the dividend on this Five Percent Preferred Stock, such dividend shall be payable from future profits, and no dividend shall at any time be paid on the common stock until the full amount of five percent (5%) per annum up to such time shall have been paid or set apart.

     In the event of dissolution or liquidation of this Corporation, the holders of the Five Percent Preferred Stock shall be entitled to receive the par value of their stock, together with accumulated dividends thereon to the date of payment, before holders of the common stock shall be entitled to
receive anything thereon.   Thereafter the Five Percent Preferred
Stock shall not been titled to share in the assets of the Corporation.

     The Five Percent Preferred Stock may be called or redeemed in whole or in part on any semi annual dividend payment date, at the option of the Board of Directors, at the price of One Hundred Dollars ($100) per share and all unpaid dividends accrued on such
share.   Not less than thirty (30) days prior notice to the
holders of record of the Five Percent Preferred Stock shall be given by mailing notice to the last known address of the holder thereof or by giving such other notice as may be prescribed by the bylaws or by resolution of the Board of Directors.

     The Five Percent Preferred Stock shall not have any voting rights.

     5. The address of the initial registered office of the Corporation is 68 Cabarrus Avenue, East, Concord, Cabarrus County, North Carolina 28026-0227 and the name of the initial registered agent at such address is Michael R. Coltrane.


     6.   The name and address of the sole incorporator is:

          Name                          Address

     Michael R.  Coltrane          68 Cabarrus Avenue,East
                                   Concord, NC  28026-0227

     7. The number of directors constituting the initial board of directors shall be seven (7) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualified, are:

          Name                          Address

     Betty Gay C.  Bivens          400 Avinger Lane
                                   Cottage 424
                                   Davidson, NC  28036

     John R.  Boger, Jr.           P.  0.  Box 810
                                   Concord, NC 28026-0810

     Lester D.  Coltrane, III      151 Ingleside Drive
                                   Concord, NC 28025

     Michael R.  Coltrane          68 Cabarrus Avenue, East
                                   Concord, NC 28026-0227

     Jerry H.  McClellan           68 Cabarrus Avenue, East
                                   Concord, NC 28026-0227

     Mariam C.  Schramm            400 Avinger Ln, Apt.  201
                                   Davidson, NC 28036

     Phil W.  Widenhouse           215 Union St., South
                                   Concord, NC 28025

     8.   The purposes for which the corporation is organized are:

          (a) To transact, operate and carry on in all of its branches a general telecommunication business in Cabarrus, Rowan, and Stanly counties and elsewhere in North Carolina with exchanges at Concord, Kannapolis, China Grove -
     Landis,  Mt.   Pleasant, Harrisburg, Albemarle, Badin,
     Oakboro, and New London and at such other places in North Carolina or outside of North Carolina as seem to be desirable, either directly or through subsidiaries and affiliates; and

          (b) To engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina, entitled "North Carolina
     Business Corporation Act".

     9. The shareholders shall not be entitled to cumulate their votes for directors of the Corporation.

     10. (a) In addition to any affirmative vote required by law or these Articles of Incorporation, any "Business
Combination" (as defined below) involving the Corporation or any subsidiary thereof and any "Interested Shareholder" (as defined below) shall require the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, unless the Business Combination is approved by a majority of (i) the directors who are unaffiliated with the Interested Shareholder and who were directors before the Interested Shareholder became an Interested Shareholder ("Disinterested Directors"), and (ii) any successor or successors to any of the Disinterested Directors who are not affiliated with an Interested Shareholder and who were recommended by a majority of the Disinterested Directors then on the Board. The 80% affirmative vote set forth above shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or otherwise.

                       (i) For purposes of this Article 10, the term "Business Combination" and "Business Combinations" includes the following transactions: (A) a merger or consolidation of the Corporation or any subsidiary thereof with an Interested Shareholder or with any other corporation or entity which is, or after such merger or consolidation would be, an Affiliate (as defined below) of an Interested Shareholder; (B) any sale, lease, exchange or other disposition of the Corporation or any subsidiary thereof of 20% or more of the total assets of the Corporation (with the total assets determined as of the most recently audited financial statements of the Corporation) if an Interested Shareholder (or an Affiliate thereof) is a party to the transaction; (C) the issuance of stock or other securities of the Corporation or any subsidiary thereof to an Interested Shareholder (or an Affiliate thereof) in exchange for cash or property (including stock or other securities) having an aggregate fair market value equal to or greater than 20% of the total assets of the Corporation (with the total assets determined as of the most recently audited financial statements of the Corporation); (D) the adoption of any plan or' proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder (or an Affiliate thereof);
         or (E) any reclassification of securities (including any reverse stock split), recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding stock (or securities convertible into stock) of any class of the Corporation or any subsidiary thereof owned by an Interested
         Shareholder.

                      (ii) For purposes of this Article 10, the term "Interested Shareholder" shall mean any person
         (other than the Corporation or any subsidiary thereof) who or which (A) is the beneficial owner, directly or indirectly, of 20% or more of the voting power of the outstanding Voting Stock; (B) is an Affiliate of the Corporation and at any time within the two- year period immediately prior to the date of any proposed Business Combination, was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then Voting Stock; or (C) is an assignee or has otherwise succeeded to any shares of Voting Stock in a transaction not involving a public offering which were at any time within the two-year period prior to the date of any proposed Business Combination beneficially owned by an Interested Shareholder.

                     (iii) For purposes of this Article 10, a person shall be a "beneficial owner" of any Voting Stock: (A) if such person or any of its Affiliates or Associates
         (as herein defined) beneficially owns, directly or indirectly; or (B) if such person or any of its Affiliates or Associates has (1) the right to acquire
         (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (C) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                      (iv) For purposes of this Article 10, the terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
         Exchange Act of 1934, as amended.

          (b) The majority of directors of the Corporation shall have the power and duty, among other things, to determine for purposes of this Article 10 on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person,
     (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary in any Business Combination has, an aggregate fair market value equal to or in excess of 20% of the total assets of the Corporation, with the total assets determined as of the most recently audited financial statements of the Corporation.

          (c) Nothing contained in this Article 10 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

          (d) Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of 80% or more of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article 10.

     11. As soon as permissible by North Carolina Statutes, the Directors shall be divided into three classes, as nearly equal in number as may be, the term of office of those of the first class to expire at the first Annual Meeting of Shareholders after their election, the term of office of those of the second class to expire at the second Annual Meeting of Shareholders after their election, and the term of office of those of the third class to expire at the third Annual Meeting of Shareholders after their election. At each annual election held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire.

     12. In considering or acting on an offer or proposal that relates to the sale of all or substantially all of the assets of this Corporation, whether or not in the usual and regular course of the business of this Corporation, or an offer or proposal that relates to the sale of all or substantially all of the stock of this Corporation or a sufficient amount of the voting stock to effect the control of the Corporation, a director of this Corporation shall consider, in determining what he or she reasonably believes to be in the best interest of the Corporation and its subsidiaries, considered as one enterprise, (1) the long-term, as well as the short-term, interests of the Corporation and its subsidiaries, (2) the interests of the shareholders of the Corporation and its subsidiaries, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of the
Corporation and its subsidiaries, (3) the interests of the employees, customers, creditors and suppliers of the Corporation and its subsidiaries, and (4) community and societal considerations including those of any community in which any office or other facility of the Corporation and its subsidiaries
is located.   A Director may also in his or her discretion
consider any other factors he or she believes to be in the best
interests of the Corporation and its subsidiaries.    A person
who performs his or her duties in accordance with this Article shall be deemed to have no liability by reason of being or having been a Director of the Corporation.

     13. To the fullest extent permitted by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise, for
monetary damages for breach of duty as a director.   Any repeal
or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     14. A director of the Corporation may be removed only for cause by a vote of the shareholders of the Corporation if the number of votes cast to remove such director exceeds the number
of votes cast not to remove him or her.   If a director is
elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal for cause of the director. If any directors are so removed, new directors may be elected at the same meeting.

     15.  The  provisions  of  the  North  Carolina  Shareholder
Protection Act entitled "Shareholder Protection Act" of the North
Carolina Business Corporation Act shall not be applicable to this Corporation.

     16.  The provisions of the North Carolina Control Share
Acquisition Act entitled "Control Share Acquisitions" of the
North Carolina Business Corporation Act shall not be applicable to this Corporation.

     17.  These Articles will become effective when filed.

     IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation, this the 30th day of July, 1993.



                                   /s/ MICHAEL R. COLTRANE
                                   Michael R. Coltrane,
                                   Incorporator




                     State of North Carolina
               Department of the Secretary of State

                      ARTICLES OF AMENDMENT
                       BUSINESS CORPORATION

Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of
Incorporation:

   1. The name of the corporation is:   CT Communications, Inc.

   2. The text of each amendment adopted is as follows (State below or attach):

             See Exhibit A attached hereto.




  3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

             N/A


  4.  The date of adoption of each amendment was as follows: April 25, 1996

  5.  (Check either a, b, c, or d, whichever is applicable)

     a. The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
     b. The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
     c. The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required)


     d.    X    The amendment(s) was (were) duly adopted by
          shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North
          Carolina General Statutes.




                      ARTICLES OF AMENDMENT
                              Page 2

  6. These articles will be effective upon filing, unless a delayed time and date is specified:





This the 3rd day of May, 1996


                               CT Communications, Inc.
                                 Name of Corporation

                                   /s/ BARRY R. RUBENS
                                      Signature

                                 Barry R. Rubens
                                 Type or Print Name and Title







                                                  EXHIBIT A

                    CT COMMUNICATIONS, INC.

                       AMENDMENT TO THE
                   ARTICLES OF INCORPORATION

     Duly Adopted by the Shareholders of the Corporation
  In Accordance with Chapter 55 of the North Carolina General
                            Statutes
                       on April 25, 1996


     RESOLVED, that Article 2 of the Corporation's Articles of
Incorporation shall be amended in its entirety so that as amended it shall read as follows:

     2. The aggregate number of shares which the Corporation shall have authority to issue is Eighteen Million Nineteen
Thousan (18,019,000) shares of capital stock, which shall be classified and bear designations as follows:

          (a) Three Million (3,000,000) shares of common stock designated as Voting Common Stock.

          (b) Fifteen Million (15,000,000) shares of common stock designated as Class B Nonvoting Common Stock. These shares shall be in all respects the same as the Voting Common Stock except that the share shall not beentitled to vote.

          (c) Two Thousand (2,000) shares of preferred stock designated as Four and One-Half Percent Preferred
               Stock.

          (d) Seventeen Thousand (17,000) shares of preferred stock designated as Five Percent Preferred Stock.




                     State of North Carolina
               Department of the Secretary of State

                      ARTICLES OF AMENDMENT
                       BUSINESS CORPORATION

Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of
Incorporation:

    1. The name of the corporation is:   CT Communications, Inc.

    2. The text of each amendment adopted is as follows (State below or attach):

         See Exhibit A attached hereto and incorporated herein by reference.




     3. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment, if not contained in the amendment itself, are as follows:

        See Exhibit A attached hereto and incorporated herein by reference.



     4.   The date of adoption of each amendment was as follows:
          January 28, 1999

     5.   (Check either a, b, c, or d, whichever is applicable)

          a. The amendment(s) was (were) duly adopted by the incorporators prior to the issuance of shares.
          b. The amendment(s) was (were) duly adopted by the board of directors prior to the issuance of shares.
          c. The amendment(s) was (were) duly adopted by the board of directors without shareholder action as shareholder action was not required because (set forth a brief explanation of why shareholder action was not required)


          d.    X    The amendment(s) was (were) duly adopted by
               shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.



                      ARTICLES OF AMENDMENT
                              Page 2

6. These articles will be effective upon filing, unless a delayed time and date is specified:





This the 28th day of January, 1999


                          CT Communications, Inc
                           Name of Corporation

                          /s/ BARRY R. RUBENS
                                  Signature

                            Barry R. Rubens,Chief Financial Officer
                            Type or Print Name and Title





                           Exhibit A

     Article 2 of the Company's Articles of Incorporation, is hereby amended by deleting Article 2 in its entirety and substituting the following therefor:

          "The aggregate number of shares which the Corporation shall have authority to issue is 100,019,000 shares of capital stock, which shall be classified and bear designations as follows:

          (a) 100,000,000 shares of common stock designated as Common Stock.

          (b) 2,000 shares of preferred stock designated as Four and One-half Percent Preferred Stock.

          (c) 17,000 shares of preferred stock designated as Five Percent Preferred Stock.

          Each share of Voting Common Stock of the Corporation outstanding when these Articles of Amendment become effective, shall be reclassified, changed and converted into
     4.4 fully paid and nonassessable shares of Common Stock, with cash to be paid in lieu of any fractional shares. Each share of Class B Nonvoting Common Stock of this Corporation issued and outstanding when these Articles of Amendment become effective, shall be reclassified, changed and converted into 4.0 fully paid and nonassessable shares of Common Stock. In addition, all outstanding options to purchase shares of Voting Common Stock and Class B Nonvoting Common Stock shall be converted automatically into options to purchase shares of Common Stock in an amount and at an exercise price appropriately adjusted to reflect the foregoing conversion ratios."